UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
June 17, 2008 (June 16, 2008)

ZIX CORPORATION
(Exact name of registrant as specified in its charter)

Texas	0-17995	75-2216818

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2711 North Haskell Avenue
Suite 2200, LB 36
Dallas, Texas 75204-2960
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 370-2000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 8.01 Other Events.
     As previously reported by Zix Corporation (Nasdaq: ZIXI) (the “Company”) and described in its periodic filings with the Securities and Exchange Commission, the Company and certain of its former officers and directors were defendants in a purported securities class action litigation (the “Class Actions”) pending in the U.S. District Court for the Northern District of Texas, Dallas Division (the “Federal Court”). As also previously reported by the Company, in March 2008 the Federal Court approved the settlement of the Class Actions on a preliminary basis.
     The Federal Court held a hearing on June 16, 2008, to consider a final approval of the Class Actions. Following the hearing, the Federal Court entered a final approval order, dated June 16, 2008, approving the settlement, a copy of which is attached hereto as Exhibit 99.1. Thus, the Class Actions are completely resolved and fully settled.
     Pursuant to the final settlement as approved by the Federal Court:
•	The defendants’ insurer will pay an aggregate of $5.6 million, inclusive of claims of class members for damages and of attorney’s fees and expenses for the lead counsel for the Class Actions.

•	The settlement amount is well within the Company’s liability insurance policy limits.

•	There is no payment of any monies by the Company or the individual defendants to the plaintiffs or their counsel in connection with the settlement and there is no admission of any wrongdoing by the Company or the individual defendants.
     The Company, throughout these litigations, has strenuously denied and continues to deny each of the allegations of wrongdoing and liability against it whatsoever. It decided to settle the Class Actions solely to avoid the burdens, risk, and substantial expense that would result from the continuation of these actions.
     More details about the settlement can be obtained at www.zixsecuritiessettlement.com. This is a web site established by the third-party administrator that the Federal Court has appointed to administer the collection and payment of claims from class members who may be entitled to collect damages in the final settlement. The web site is not maintained or operated by the Company and the documents and information available through the web site are not part of this filing on Form 8-K and shall not be deemed incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (c) Exhibits.

99.1	Order and Final Judgment, United States District Court, Cause No. 3-04-CV-1931-K, Northern District of Texas, Dallas Division (dated June 16, 2008), and filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION (Registrant)
Date: June 17, 2008	By:	/s/ Ronald A. Woessner
Ronald A. Woessner
Senior Vice President and General Counsel